                                                                    EXHIBIT 99.1

                              N E W S R E L E A S E

[KING LOGO]

FOR IMMEDIATE RELEASE

                          KING PHARMACEUTICALS REPORTS
                      SECOND-QUARTER 2005 FINANCIAL RESULTS

BRISTOL, TENNESSEE, August 9, 2005 - King Pharmaceuticals, Inc. (NYSE:KG) announced today that total revenues increased 68% to $462.9 million during the second quarter ending June 30, 2005 compared to $275.6 million during the second quarter of 2004. During the second quarter ending June 30, 2005, including special items, King reported net income of $20.5 million and diluted earnings per share of $0.08, compared to a net loss of $62.9 million and a diluted loss per share of $0.26 in the same period of the prior year. Excluding special items, net earnings increased to $106.7 million and diluted earnings per share rose likewise to $0.44 during the second quarter ending June 30, 2005 from net earnings of $12.8 million and diluted earnings per share of $0.05 during the second quarter of 2004.

For the six months ending June 30, 2005, total revenues increased 47% to $831.6 million from $567.1 million during the first six months of 2004. During the six months ending June 30, 2005, including special items, King reported net income of $90.6 million, and diluted earnings per share of $0.37, compared to a net loss of $167.0 million and a loss of $0.69 per diluted share in the same period of the prior year. Excluding special items, net earnings increased 344% to $182.8 million and diluted earnings per share increased 347% to $0.76 during the six months ending June 30, 2005 from net earnings of $41.2 million and diluted earnings per share of $0.17 during the first six months of 2004.

King recorded special items during the second quarter ending June 30, 2005 totaling a net charge of $132.9 million, or $86.2 million net of tax. These special items primarily consist of an intangible asset impairment charge totaling $126.9 million related to Sonata(R) (zaleplon). A reconciliation and more specific information regarding special items are provided below.

Brian A. Markison, President and Chief Executive Officer of King, stated, "With record high revenues of $462.9 million, we are pleased with our financial results for the second quarter of 2005. As we previously projected, net sales from our branded pharmaceutical products during this three month period closely reflect prescription demand."

Mr. Markison emphasized, "King's cash and cash equivalents, not including restricted cash, grew to $565.6 million as of June 30, 2005, an increase of $217.0 million from $348.6 million as of the end of the previous quarter. As we continue to maximize the financial contribution of our portfolio of currently marketed products, we intend to utilize our strong cash position and enhanced cash flow to seek external partnerships and continue funding the development of new products that could significantly improve our Company's prospects for long-term growth."

Net revenue from branded pharmaceuticals totaled $400.3 million during the second quarter of 2005, an 82% increase from the second quarter of 2004. This increase was primarily due to higher unit sales of the Company's branded pharmaceutical products during the second quarter ending June 30, 2005 as a result of the effect of wholesale channel inventory reductions of some of these products during the same quarter of 2004 and a decrease in actual returns of branded pharmaceutical products in the second quarter of 2005 as compared to the same period of the prior year. The average wholesale inventory level of the

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Company's key products was less than one month as of June 30, 2005 according to data obtained from King's major customers.

Altace(R) (ramipril) net sales equaled $144.2 million during the second quarter ending June 30, 2005, a 120% increase from $65.5 million during the second quarter of 2004.

Net sales of Skelaxin(R) (metaxalone) increased 71% to $86.8 million during the second quarter of 2005 from $50.9 million during the same period of the prior year.

Net sales of Thrombin-JMI(R) (thrombin, topical, bovine, USP) totaled $52.9 million during the second quarter ending June 30, 2005, an increase of 67% from $31.7 million during the second quarter of 2004.

Sonata(R) net sales equaled $19.3 million during the second quarter of 2005, an increase of 151% compared to $7.7 million during the same period of the prior year.

Levoxyl(R) (levothyroxine sodium tablets, USP) net sales equaled $41.3 million during the second quarter ending June 30, 2005 compared to $31.8 million during the second quarter of 2004.

Meridian Medical Technologies, King's wholly owned subsidiary, contributed $35.4 million of net revenue in the second quarter of 2005 compared to $27.7 million during the same period of the prior year.

Royalty revenues, derived primarily from Adenoscan(R) (adenosine), totaled $19.6 million in the second quarter of 2005 compared to $21.1 million during the same period of the prior year. Revenue from contract manufacturing during the second quarter of 2005 increased slightly to $7.6 million from $6.8 million during the second quarter ending June 30, 2004.

Mr. Markison commented, "While improving our financial performance during the second quarter, we also continued to recruit top-notch talent to enhance our management team. I am excited about the addition of Joe Squicciarino, as our Chief Financial Officer, Ric Bruce, as our Corporate Head of Technical Operations, and several other key employees with proven track records in the pharmaceutical industry. These talented individuals have already made significant contributions to our organization."

CONFERENCE CALL INFORMATION

King will conduct a conference call today to discuss the Company's second-quarter results and other matters pertaining to its business. Interested persons may listen to the conference call on Tuesday, August 9, 2005, at 1:00 p.m., E.D.T. at http://www.b2i.us/external.asp?b=1084&id=177&from=wc&L=e or by dialing 866-594-7514 (US only) or 706-643-7504 (international). If you are unable to participate during the live webcast, the call will be archived on King's web site www.kingpharm.com for not less than 14 days following the call. A replay of the conference call will also be available for not less than 5 days following the call by dialing 800-408-3053 (US only) or 416-695-5800 (international), passcode 3160335#.

ABOUT SPECIAL ITEMS

Under Generally Accepted Accounting Principles ("GAAP"), "net earnings" and "diluted earnings per share" include special items. In addition to the results determined in accordance with GAAP, King provides its net earnings and diluted earnings per share results for the second quarter and six months ending June 30, 2005 and June 30, 2004, excluding special items. These non-GAAP financial measures exclude special items which are those particular material income or expense items that King considers to

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be unrelated to the Company's ongoing, underlying business, non-recurring, or not generally predictable. Such items include, but are not limited to, merger and restructuring expenses; non-capitalized expenses associated with acquisitions, such as in-process research and development charges and one-time inventory valuation adjustment charges; charges resulting from the early extinguishment of debt; asset impairment charges; expenses of drug recalls; and gains and losses resulting from the divestiture of assets. King believes the identification of special items enhances the analysis of the Company's ongoing, underlying business and the analysis of the Company's financial results when comparing those results to that of a previous or subsequent like period. However, it should be noted that the determination of whether to classify an item as a special item involves judgments by King's management. A reconciliation of non-GAAP financial measures referenced herein and King's financial results determined in accordance with GAAP is provided below.

ABOUT KING PHARMACEUTICALS

King, headquartered in Bristol, Tennessee, is a vertically integrated branded pharmaceutical company. King, an S&P 500 Index company, seeks to capitalize on opportunities in the pharmaceutical industry through the development, including through in-licensing arrangements and acquisitions, of novel branded prescription pharmaceutical products in attractive markets and the strategic acquisition of branded products that can benefit from focused promotion and marketing and product life-cycle management.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements which reflect management's current views of future events and operations, including, but not limited to, statements pertaining to the successful implementation of the Company's strategy to enhance its prospects for long-term growth; and statements pertaining to the Company's anticipated conference call to discuss its second quarter results. These forward-looking statements involve certain significant risks and uncertainties, and actual results may differ materially from the forward-looking statements. Some important factors which may cause actual results to differ materially from the forward-looking statements include: dependence on King's and Wyeth Pharmaceuticals' ability to successfully market Altace(R) under the co-promotion agreement between King and Wyeth; dependence on the future level of demand for and net sales of King's branded pharmaceutical products, in particular, Altace(R), Thrombin-JMI(R), Sonata(R), Skelaxin(R) and Levoxyl(R); dependence on the successful marketing of King's products, including, but not limited to, Altace(R), Thrombin-JMI(R), Sonata(R), Skelaxin(R) and Levoxyl(R); dependence of the future effect of generic substitution for Levoxyl(R); dependence on royalty revenues from Adenoscan(R); dependence on management of King's growth and integration of its acquisitions; dependence on the extent to which the Office of the Inspector General ("OIG") of the Department of Health and Human Services and other governmental agencies concur with King's best estimate of the extent to which it underpaid amounts due under Medicaid and other governmental pricing programs and King's determination of the reasons for such underpayments; dependence on the actual outcome of the ongoing investigations of the Company by the OIG and U.S. Securities and Exchange Commission ("SEC"); dependence on whether King is able to prevail in pending private plaintiff securities litigation; dependence on the extent to which any governmental sanctions are imposed due to King's underpayment of amounts due under Medicaid and other governmental pricing programs; dependence on King's ability to continue to acquire branded products, including products in development; dependence on the high cost and uncertainty of research, clinical trials, and other development activities involving pharmaceutical products, including, but not limited to, King Pharmaceuticals Research and Development's pre-clinical and clinical pharmaceutical product development projects, including binodenoson, PT-141, and an Altace(R)/diuretic combination product; dependence on the unpredictability of the duration and results of the U. S. Food and Drug Administration's ("FDA") review of Investigational New Drug applications ("IND"), New Drug Applications ("NDA"), and Abbreviated New Drug Applications ("ANDA") and/or the review of other

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regulatory agencies worldwide; dependence on King's ability to maintain effective patent protection for Altace(R) through October 2008, and successfully defend against any attempt to challenge the enforceability of patents relating to the product; dependence on King's ability to successfully defend against attempts to challenge the enforceability of patents related to Skelaxin(R), Sonata(R) and Adenoscan(R); dependence on whether Skelaxin(R) continues as an exclusive product; dependence on whether King's customers order pharmaceutical products in excess of normal quantities during any quarter which could cause the Company's sales of branded pharmaceutical products to be lower in a subsequent quarter than they would otherwise have been; dependence on the accuracy of King's estimate of wholesale inventory levels of its products; dependence on the extent to which Inventory Management Agreements facilitate effective management of wholesale channel inventories of the Company's products and the accuracy of information provided to the Company pursuant to such agreements and by other third parties; dependence on King's ability to continue to successfully execute the Company's strategy and to continue to capitalize on strategic opportunities in the future for sustained long-term growth; dependence on the availability and cost of raw materials; dependence on no material interruptions in supply by contract manufacturers of King's products; dependence on the potential effect on sales of the Company's existing branded pharmaceutical products as a result of the potential development and approval of a generic substitute for any such product or other new competitive products; dependence on the potential effect of future acquisitions and other transactions pursuant to the Company's growth strategy; dependence on King's compliance with FDA and other government regulations that relate to the Company's business; dependence on King's ability to conduct its webcast as currently planned on August 9, 2005; and dependence on changes in general economic and business conditions; changes in current pricing levels; changes in federal and state laws and regulations; changes in competition; unexpected changes in technologies and technological advances; and manufacturing capacity constraints. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section and other sections of King's Form 10-K for the year ended December 31, 2004 and Form 10-Q for the first quarter ended March 31, 2005, which are on file with the SEC. King does not undertake to publicly update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.

                                      # # #

                                    Contacts:

   James E. Green, Executive Vice President, Corporate Affairs - 423-989-8125
      David E. Robinson, Senior Director, Corporate Affairs - 423-989-7045

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                           KING PHARMACEUTICALS, INC.
                           CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)

                                                                                       June 30,
                                                                                         2005                December 31,
                                                                                      (Unaudited)               2004
                                                                                      -----------            ------------
ASSETS
Current assets:
     Cash and cash equivalents                                                        $   565,566            $    342,086
     Restricted cash                                                                      130,400                  97,730
     Marketable securities                                                                  7,471                  16,498
     Accounts receivable, net                                                             195,031                 180,963
     Inventories                                                                          222,995                 274,412
     Deferred income tax assets                                                           122,857                 153,979
     Prepaid expenses and other current assets                                             57,140                  61,395
                                                                                      -----------            ------------
                 Total current assets                                                   1,301,460               1,127,063
                                                                                      -----------            ------------
Property, plant and equipment, net                                                        284,615                 280,731
Intangible assets, net                                                                  1,092,206               1,285,961
Goodwill                                                                                  121,152                 121,152
Deferred income tax assets                                                                138,173                  92,931
Other assets                                                                               27,105                  16,318
                                                                                      -----------            ------------
                 Total assets                                                         $ 2,964,711            $  2,924,156
                                                                                      ===========            ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                                                 $    62,190            $     92,920
     Accrued expenses                                                                     535,547                 596,010
     Income taxes payable                                                                  57,048                       -
                                                                                      -----------            ------------
                 Total current liabilities                                                654,785                 688,930
                                                                                      -----------            ------------

Long-term debt                                                                            345,000                 345,000
Other long-term liabilities                                                                26,829                  41,436
                                                                                      -----------            ------------
                 Total liabilities                                                      1,026,614               1,075,366
                                                                                      -----------            ------------

Commitments and contingencies:
Shareholders' equity:
         Common shares no par value, 300,000,000 shares authorized,
         241,735,433 and 241,706,583 shares issued and outstanding, respectively        1,210,734               1,210,647
         Retained earnings                                                                727,672                 637,120
         Accumulated other comprehensive income                                              (309)                  1,023
                                                                                      -----------            ------------
                 Total shareholders' equity                                             1,938,097               1,848,790
                                                                                      -----------            ------------
                 Total liabilities and shareholders' equity                           $ 2,964,711            $  2,924,156
                                                                                      ===========            ============

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                           KING PHARMACEUTICALS, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                      (in thousands, except per share data)

                                                                        Three Months Ended             Six Months Ended
                                                                             June 30,                       June 30,
                                                                        2005         2004               2005         2004
                                                                     (Unaudited)  (Restated)        (Unaudited)   (Restated)
                                                                     -----------------------        ------------------------
REVENUES:
     Total revenues                                                  $   462,939  $  275,611        $   831,564   $  567,061
                                                                     -----------  ----------        -----------   ----------
OPERATING COSTS AND EXPENSES:
     Cost of revenues , exclusive of depreciation, amortization
       and impairments shown below                                        91,204      80,538            165,002      163,903
     Excess purchase commitment                                                -           -             (1,582)         176
     Writeoff of acquisition related inventory step-up/recall                  -       4,586                  -        4,586
                                                                     -----------  ----------        -----------   ----------
                 Total cost of revenues                                   91,204      85,124            163,420      168,665
                                                                     -----------  ----------        -----------   ----------
     Selling, general and administrative, exclusive of
       co-promotion fees                                                  96,213      99,132            185,411      181,042
     Special legal and professional fees                                   5,210       4,993              8,862       10,685
     Medicaid related charge                                                   -      65,000                  -       65,000
     Mylan transaction costs                                                 155       3,126              3,432        3,126
     Co-promotion fees                                                    57,587      19,402             92,242       42,946
                                                                     -----------  ----------        -----------   ----------
                 Total selling, general, and administrative expense      159,165     191,653            289,947      302,799
                                                                     -----------  ----------        -----------   ----------
     Depreciation and amortization                                        39,920      38,466             81,346       77,784
     Research and development                                             17,500      17,478             28,972       33,501
     Intangible asset impairment                                         126,923           -            126,923       34,936
     Restructuring charges                                                   (17)      6,153              2,006        6,153
     Special gains on disposition                                           (591)     (3,421)            (1,438)      (4,279)
                                                                     -----------  ----------        -----------   ----------
                 Total operating costs and expenses                      434,104     335,453            691,176      619,559
                                                                     -----------  ----------        -----------   ----------

OPERATING INCOME                                                          28,835     (59,842)           140,388      (52,498)
OTHER (EXPENSES) INCOME:
     Interest expense                                                     (3,039)     (3,266)            (5,740)      (6,371)
     Interest income                                                       3,933       1,081              6,210        2,135
     Valuation charge - convertible notes receivable                           -      (2,438)                 -       (2,887)
     Write-down of investment                                               (369)          -             (7,222)           -
     Other (expense) income, net                                          (1,047)      1,168             (1,296)         465
                                                                     -----------  ----------        -----------   ----------
                 Total other expense                                        (522)     (3,455)            (8,048)      (6,658)
                                                                     -----------  ----------        -----------   ----------
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES              28,313     (63,297)           132,340      (59,156)
         Income tax expense                                                7,271         986             44,193        2,825
                                                                     -----------  ----------        -----------   ----------
INCOME (LOSS) FROM CONTINUING OPERATIONS                                  21,042     (64,283)            88,147      (61,981)
                                                                     -----------  ----------        -----------   ----------
DISCONTINUED OPERATIONS
     (Loss) income from discontinued operations, including loss on
       impairment                                                           (849)      2,148              3,833     (165,314)
     Income tax (benefit) expense                                           (304)        789              1,428      (60,295)
                                                                     -----------  ----------        -----------   ----------
                 Total (loss) income from discontinued operations           (545)      1,359              2,405     (105,019)
                                                                     -----------  ----------        -----------   ----------
NET INCOME (LOSS)                                                    $    20,497  $  (62,924)       $    90,552   $ (167,000)
                                                                     ===========  ==========        ===========   ==========

Basic income (loss) per common share                                 $      0.08  $    (0.26)       $      0.37   $    (0.69)
                                                                     ===========  ==========        ===========   ==========

Diluted income (loss) per common share                               $      0.08  $    (0.26)       $      0.37   $    (0.69)
                                                                     ===========  ==========        ===========   ==========

Shares used in basic net income (loss) per share                         241,732     241,383            241,728      241,341
Shares used in diluted net income (loss) per share                       241,783     241,383            241,793      241,341

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                           KING PHARMACEUTICALS, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
                       EXCLUDING SPECIAL ITEMS - NON GAAP
                      (in thousands, except per share data)

                                                                       Three Months Ended               Six Months Ended
                                                                            June 30,                        June 30,
                                                                        2005         2004             2005          2004
                                                                     (Unaudited)  (Restated)       (Unaudited)    (Restated)
                                                                     -----------------------       -------------------------
REVENUES:
     Total revenues                                                  $   462,939  $  275,611       $   831,564    $  567,061
                                                                     -----------  ----------       -----------    ----------
OPERATING COSTS AND EXPENSES:
     Cost of revenues , exclusive of depreciation, amortization
       and impairments shown below                                        91,204      80,538           165,002       163,903
                                                                     -----------  ----------       -----------    ----------
     Selling, general and administrative, exclusive of
       co-promotion fees                                                  96,213      99,132           185,411       181,042
     Co-promotion fees                                                    57,587      19,402            92,242        42,946
                                                                     -----------  ----------       -----------    ----------
                Total selling, general, and administrative expense       153,800     118,534           277,653       223,988
                                                                     -----------  ----------       -----------    ----------
     Depreciation and amortization                                        39,920      38,466            81,346        77,784
     Research and development                                             17,500      17,478            28,972        33,501
                                                                     -----------  ----------       -----------    ----------
                Total operating costs and expenses                       302,424     255,016           552,973       499,176
                                                                     -----------  ----------       -----------    ----------

OPERATING INCOME                                                         160,515      20,595           278,591        67,885
OTHER (EXPENSES) INCOME:
     Interest expense                                                     (3,039)     (3,266)           (5,740)       (6,371)
     Interest income                                                       3,933       1,081             6,210         2,135
     Other (expense) income, net                                          (1,047)      1,168            (1,296)          465
                                                                     -----------  ----------       -----------    ----------
                Total other expense                                         (153)     (1,017)             (826)       (3,771)
                                                                     -----------  ----------       -----------    ----------
INCOME BEFORE INCOME TAXES                                               160,362      19,578           277,765        64,114
         Income tax expense                                               53,644       6,766            94,970        22,931
                                                                     -----------  ----------       -----------    ----------
NET INCOME                                                           $   106,718  $   12,812       $   182,795    $   41,183
                                                                     ===========  ==========       ===========    ==========

Basic income per common share                                        $      0.44  $     0.05       $      0.76    $     0.17
                                                                     ===========  ==========       ===========    ==========

Diluted income per common share                                      $      0.44  $     0.05       $      0.76    $     0.17
                                                                     ===========  ==========       ===========    ==========

Shares used in basic net income per share                                241,732     241,383           241,728       241,341
Shares used in diluted net income per share                              241,783     241,745           241,793       241,754

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                           KING PHARMACEUTICALS, INC.
                       RECONCILIATION OF NON-GAAP MEASURES
                      (in thousands, except per share data)

The following tables reconcile Non-GAAP measures to amounts reported under GAAP:

                                                                                   Three Months Ending       Six Months Ending
                                                                                     June 30, 2005             June 30, 2005
                                                                                  ---------------------    ---------------------
                                                                                  (Unaudited)     EPS      (Unaudited)     EPS
                                                                                  -----------   -------    -----------   -------
Net income, excluding special items                                               $   106,718              $   182,795
Diluted income per common share, excluding special items                                        $  0.44                  $  0.76
SPECIAL ITEMS:
     Excess purchase commitment (cost of goods sold)                                        -         -          1,582      0.01
     Special legal and professional fees (selling, general, and administrative)        (5,210)    (0.02)        (8,862)    (0.04)
     Mylan transaction costs (selling, general, and administrative)                      (155)    (0.00)        (3,432)    (0.01)
     Intangible asset impairment (other operating costs and expenses)                (126,923)    (0.52)      (126,923)    (0.52)
     Restructuring charges (other operating costs and expenses)                            17      0.00         (2,006)    (0.01)
     Special gains on disposition (other operating costs and expenses)                    591      0.00          1,438     (0.00)
     Write-down of investment (other expenses)                                           (369)    (0.00)        (7,222)    (0.03)
     (Loss) income from discontinued operations                                          (849)    (0.01)         3,833      0.01
Income tax benefit                                                                     46,677      0.19         49,349      0.20
                                                                                  -----------              -----------
Net income                                                                        $    20,497              $    90,552
                                                                                  ===========   -------    ===========   -------
Diluted income per common share, as reported under GAAP                                         $  0.08                  $  0.37
                                                                                                =======                  =======

                                                                                   Three Months Ending       Six Months Ending
                                                                                      June 30, 2004            June 30, 2004
                                                                                  ---------------------    ---------------------
                                                                                  (Restated)      EPS      (Restated)      EPS
                                                                                  -----------   -------    -----------   -------
Net income, excluding special items                                               $   12,812               $   41,183
Diluted income per common share, excluding special items                                        $  0.05                  $  0.17
SPECIAL ITEMS:
     Excess purchase commitment (cost of goods sold)                                       -          -          (176)     (0.00)
     Writeoff of acquisition related inventory step-up/recall (cost of
       goods sold)                                                                    (4,586)     (0.02)       (4,586)     (0.02)
     Special legal and professional fees (selling, general, and administrative)       (4,993)     (0.02)      (10,685)     (0.04)
     Medicaid related charge (selling, general, and administrative)                  (65,000)     (0.27)      (65,000)     (0.27)
     Mylan transaction costs (selling, general, and administrative)                   (3,126)     (0.01)       (3,126)     (0.01)
     Intangible asset impairment (other operating costs and expenses)                      -          -       (34,936)     (0.14)
     Restructuring charges (other operating costs and expenses)                       (6,153)     (0.03)       (6,153)     (0.03)
     Special gains on disposition (other operating costs and expenses)                 3,421       0.02         4,279       0.02
     Valuation charge - convertible notes receivable (other expense)                  (2,438)     (0.01)       (2,887)     (0.01)
     Income (loss) from discontinued operations                                        2,148       0.01      (165,314)     (0.69)
Income tax benefit                                                                     4,991       0.02        80,401       0.33
                                                                                  ----------               ----------
Net loss                                                                          $  (62,924)              $ (167,000)
                                                                                  ==========    -------    ==========    -------
Diluted loss per common share, as reported under GAAP                                           $ (0.26)                 $ (0.69)
                                                                                                =======                  =======

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                           KING PHARMACEUTICALS, INC.
                     SUMMARY RECONCILIATION OF SPECIAL ITEMS
                   FOR THE SECOND QUARTER ENDING JUNE 30, 2005
                   AND THE SECOND QUARTER ENDING JUNE 30, 2004

King recorded special items during the second quarter ending June 30, 2005 totaling a net charge of $132.9 million, or $86.2 million net of tax. More specifically, special items during the second quarter of 2005 include:

- an intangible asset impairment charge totaling $126.9 million related to Sonata(R);

- a $5.2 million charge primarily for professional fees associated with ongoing OIG and SEC inquiries;

-     a charge of $0.8 million resulting from discontinued operations;

- a $0.4 million charge to reflect a decline in the fair value, which the Company believes is other than temporary, of King's equity investment in Novavax;

- a charge of $0.2 million for professional fees and expenses associated with the Company's terminated merger agreement with Mylan; and

- income of $0.6 million primarily from special gains on disposition of some assets.

During the second quarter ending June 30, 2004, King recorded special items resulting in a net charge of $80.7 million, or $75.7 million net of tax, primarily due to a $65.0 million charge representing the Company's estimate of the interest, costs, fines, penalties and all other amounts in excess of the $65.4 million King previously accrued for purposes of resolving the ongoing OIG and SEC inquiries.

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                           KING PHARMACEUTICALS, INC.
                     SUMMARY RECONCILIATION OF SPECIAL ITEMS
                     FOR THE SIX MONTHS ENDING JUNE 30, 2005
                     AND THE SIX MONTHS ENDING JUNE 30, 2004

King recorded special items during the six months ending June 30, 2005 totaling a net charge of $141.6 million, or $92.2 million net of tax, primarily due to an intangible asset impairment charge totaling $126.9 million related to Sonata(R).

During the six month period ending June 30, 2004, King recorded special items resulting in a net charge of $288.6 million, or $208.2 million net of tax, primarily due to a loss from discontinued operations that resulted from the Company's decision to divest two of its women's health products, a $65.0 million charge representing the Company's estimate of the interest, costs, fines, penalties and all other amounts in excess of the $65.4 million King previously accrued for purposes of resolving the ongoing investigations of the Company by the OIG and SEC, and an intangible asset impairment charge.

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